Confidential Material Omitted – To be filed separately with the Securities and Exchange Commission upon request. Double asterisks denote omissions.

AMENDMENT TO MASTER DISTRIBUTION AGREEMENT

This Amendment to Master Distribution Agreement (this “Amendment”), dated the latter of the two dates under the signatures below (the “Amendment Effective Date”), is entered into between Muscle Maker Franchising, LLC (“Primary Customer”) and Sysco Corporation (“Syl·co”) and amends that certain Master Distribution Agreement, dated JU11e I, 2011, as amended to date (the “Agreement”), between the parties. All capitalized terms not otherwise defined herein have the same meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. Section 9.2.4 is hereby amended and restated in its entirety to read as set forth below:

9.2.4. Minimum Movement - No delivering Operating Company will have an obligation to ca.ny a Proprietary Product if all Customer Locations purchasing from such Operating Company purchase less than [**] cases per week of that Product and/or the sales volume of such Proprietary Product in such Operating Company results in less than [**] turns of the inventory of such Product in any [**] month period; provided however, up to [**] specified Proprietary Products, as mutually detennined by Primary Customer and the applicable delivering Operating Company, will be subject to a minimum weekly case movement requirementof [**] cases per week; and provided further, that with respect to the Sysco Metro New York and Sysco Philadelphia delivering Operating Companies, the specified Proprietary Products set forth in the table below will not be subject to the minimum weekly case movement requirements set forth in this Section 9.2.4:

[**]

; and provided further, that with respect to all other delivering Operating Companies, the specified Proprietary Products set forth in the table below will not be subject to the minimum weekly case movement requirements set forth in this Section 9.2.4:

[**]

IN WITNESS WHEREOF, the parties hereto havecaused this Amendment to be executed as of the Amendment Effective Date.

SYSCO CORPORATION		MUSCLE MAKER FRANCHISING, LLC

By:	/s/ Kim Doherty	By:	/s/ Robert Morgan
Title:	Vice President, Sales :	Title	CEO
Date:	Oct 17/17	Date:	10-17-2017

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